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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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
             SALOMON SMITH BARNEY HOLDINGS INC.                                  TARGETS TRUST III
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)         (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                          DELAWARE                                                   DELAWARE
                  (STATE OF INCORPORATION                                     (STATE OF INCORPORATION
                      OR ORGANIZATION)                                           OR ORGANIZATION)
                         22-1660266                                                 13-7180828
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                       (I.R.S. EMPLOYER IDENTIFICATION NO.)

                   388 GREENWICH STREET
                    NEW YORK, NEW YORK                     10013
              (ADDRESS OF PRINCIPAL EXECUTIVE            (ZIP CODE)
                         OFFICES)

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
If this Form relates to the registration of                      If this Form relates to the registration of
a class of securities pursuant to Section 12(b)             a class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant               of the Exchange Act and is effective with the
to General Instruction A.(c), please check the              effectiveness of a concurrent registration
following box. /x/                                          pursuant to General Instruction A.(d), please
                                                            check the following box. /  /

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
Securities Act registration statement to which this form relates:         333-71667
                                                                       (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE IN WHICH
          TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

Targeted Growth Enhanced Terms Securities         Chicago Board Options Exchange
("TARGETS(SM)") With Respect to the Common
Stock of MCI WorldCom, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 7, 8 through 11 and 18 through 32, respectively, of the registrants' Prospectus, Subject to Completion, dated June 3, 1999 (Registration No. 333-71667), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.  EXHIBITS.

                  99(A). Prospectus, Subject to Completion, dated June 3, 1999, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on June 8, 1999.

                  99(B). Certificate of Trust of TARGETS Trust III, incorporated by reference to Exhibit 4(a) to the registration statement on Form S-3 (the "Registration Statement") of the Company and the Trust filed with the Securities and Exchange Commission on February 3, 1999 (No. 333-71667).

                  99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust III, incorporated by reference to Exhibit 4(f) to the Registration Statement.

                  99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(k) to the Registration Statement.

                  99(E). Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(p) to the Registration Statement.

                  99(F). Form of TARGETS (included in Exhibit 99(C)).

                  99(G). Form of Forward Contract (included in Exhibit 99(E)).

                  Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the Chicago Board Options Exchange.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Salomon Smith Barney Holdings Inc.
                                          (Registrant)

Date:    June 21, 1999                    By: /S/Mark Kleinman
                                              Name: Mark Kleinman
                                              Title: Executive Vice President
                                                     and Treasuer

                                          TARGETS Trust III
                                          (Registrant)



Date:    June 21, 1999                    By: /S/ Michael J. Day
                                              Name: Michael J. Day
                                              Title: Regular Trustee


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                                INDEX TO EXHIBITS

 EXHIBIT NO.                           EXHIBIT

    99(A). Prospectus, Subject to Completion, dated June 3, 1999, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on June 8, 1999 (No. 333-71667).

    99(B). Certificate of Trust of TARGETS Trust III, incorporated by reference to Exhibit 4(a) to the Registration Statement.

    99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust III, incorporated by reference to Exhibit 4(f) to the Registration Statement.

    99(D). Form of TARGETS Guarantee Agreement between the Company and The Chase Manhattan Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(k) to the Registration Statement.

    99(E). Indenture between the Company and The Chase Manhattan Bank, as Trustee, incorporated by reference to Exhibit 4(p) to the Registration Statement.

    99(F).        Form of TARGETS (included in Exhibit 99(C)).

    99(G).        Form of Forward Contract (included in Exhibit 99(E)).


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